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                                                                    Exhibit 99.1

                         MERISTAR HOTELS & RESORTS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON -
                                [ ] , 2002 AT [ ]
                               LOCAL TIME AT [ ] .

The undersigned hereby appoints Paul W. Whetsell and Christopher L. Bennett, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of MeriStar Hotels & Resorts, Inc. to be held [ ], 2002 and at any adjournments or postponements of the special meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows.

The board of directors recommends that you vote FOR the following proposals:

1. The approval and adoption of the merger agreement between MeriStar and Interstate Hotels Corporation.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

2. The approval of the issuance of up to 32,750,000 shares of MeriStar common stock in connection with the merger of MeriStar with Interstate Hotels Corporation.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

--------------------------------------------------------------------------------
3.    Election as directors of the        FOR ALL          WITHHOLD VOTE
      combined company of:                NOMINEES        FOR ALL NOMINEES
--------------------------------------------------------------------------------
      Paul W. Whetsell                      [_]                 [_]

      Karim J. Alibhai                                    (To withhold
                                                          voting for any
      J. Taylor Crandall                                  individual
                                                          nominee, mark
      Leslie R. Doggett                                   here [_] and
                                                          strike through
      John Emery                                          the name of
                                                          such nominee to
      Joseph J. Flannery                                  the left).

      Thomas F. Hewitt

      Steven D. Jorns

      Mahmood J. Khimji

      James B. McCurry

      Raymond C. Mikulich

      John J. Russell, Jr.

      Sherwood M. Weiser
--------------------------------------------------------------------------------

4. The approval of amendments to the certificate of incorporation and bylaws of MeriStar, as provided in the merger agreement, which amendments provide for changing the name of MeriStar to "Interstate Hotels &


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Resorts, Inc., fixing the size of the board of directors of the combined company at 13 for the next 18 months, insuring the nomination of the slate of directors proposed in this joint proxy statement and prospectus at all stockholder meetings during the next 18 months and increasing the authorized number of shares of capital stock to 225 million, of which 200 million shares will be common stock and 25 million shares will be preferred stock.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

5. The approval of an amendment to the certificate of incorporation of MeriStar to effect a five to one reverse stock split of the outstanding shares of common stock with the board of directors of MeriStar having discretion to determine whether the reverse stock split will actually be effected and the timing of the reverse stock split, so long as any reverse stock split shall occur not later than 12 months after the MeriStar annual meeting, and the authorization of the board of directors to take all action to give effect to the reverse stock split.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

6.    The adoption of an amended and restated incentive plan.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

7.    The adoption of amendments to the employee stock purchase plan.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN

8. The adoption of amendments to the non-employee directors' incentive plan.

[  ]     FOR   [  ]     AGAINST     [  ]     ABSTAIN


--------------------------------------------------------------------------------
9.    The election of nominees for director
      who will serve only in the event      FOR ALL          WITHHOLD VOTE
      that the merger does not occur.       NOMINEES        FOR ALL NOMINEES
--------------------------------------------------------------------------------
                                              [_]           [_]
      J. Taylor Crandall
                                                             (To withhold
      Leslie R. Doggett                                      voting for any
                                                             individual
      John Emery                                             nominee, mark
                                                             here [_] and
      S. Kirk Kinsell                                        strike through
                                                             the name of
      James B. McCurry                                       such nominee to
                                                             the left).
--------------------------------------------------------------------------------


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10.   In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

            THE BOARD OF DIRECTORS OF MERISTAR HOTELS & RESORTS, INC.
                     RECOMMENDS A VOTE FOR THE PROPOSALS.

The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter related to the proposals that may properly come before the first part of the special meeting.

The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement dated [ ] 2002, relating to the special meeting.

                                       Signature


                                   Dated      , 2002

                        In case of joint owners, each joint owner must sign, if signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

             PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON
                 THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE.